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                                                                    Exhibit 10.1

                      SOUTHWEST BANCORP, INC AND AFFILIATES
                AMENDED AND RESTATED SEVERANCE COMPENSATION PLAN

         The Stillwater National Bank and Trust Company Severance Compensation Plan originally was made and entered into by Stillwater National Bank and Trust Company, for the benefit of certain officers, key management and highly compensated employees effective June 24, 1993, and was amended and restated effective July 24, 1997. It is hereby further amended and restated as of August 26, 2004. The purpose of the Plan as amended and restated is to protect and retain certain officers, key management and highly compensated employees of Southwest Bancorp, Inc. ("Southwest") and its affiliates in the event of a Change in Control and to reward those employees for loyal service to Southwest by providing for severance compensation to them upon their termination of employment after a Change in Control as provided herein.

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article shall have the meanings given below:

         1.1 Affiliate means any corporation, partnership, business trust, or other business entity of which Southwest has or acquires direct or indirect voting power over 50 percent or more of the outstanding common shares or equivalent voting interests, and shall include, without limitation, SNB-Stillwater and SNB-Wichita.

         1.2 Annual Earnings means one-year's Earnings at the higher of the rate in effect;

                  (a) upon the Change in Control; or

                  (b) immediately prior to the Participant's Qualified
                      Termination of Service.

         1.3      Board means:

                  (a)      the Board of Directors of Southwest; and

                  (b) the Board of Directors of the Southwest Company that employs, or intends to employ, the Participant at the date the Participant is selected for participation in the Plan, unless that Southwest Company does not execute the Plan.

         1.4      Change in Control means:

                  (a) the date any entity or person, including a group as defined in Section l3(d)(iii) of the Securities Exchange Act of 1934 shall become the beneficial owner of, or shall have obtained voting control over, 50 percent or more of the outstanding common shares of either Southwest or SNB-Stillwater;

                  (b) the date the shareholders of either Southwest or SNB-Stillwater approve a definitive agreement (i) to merge or consolidate either Southwest or SNB-Stillwater with or into another corporation in which either Southwest or SNB-Stillwater, respectively, is not the continuing or surviving corporation or pursuant to which any common shares of either Southwest or SNB-Stillwater would be converted into cash, securities, or other property of another other than a merger of either Southwest or SNB-Stillwater in which holders of common shares immediately prior to the merger have the same proportionate interest of common stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all of the assets of either Southwest or SNB-Stillwater; or


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                  (c)      the date there shall have been change in a majority
                           of the Board of either Southwest or SNB-Stillwater within a 12 month period unless the nomination of each new director was approved by the vote of two-thirds (2/3) of directors then still in office who were in office at the beginning of the 12 month period.

         1.5      Code means the Internal Revenue Code of 1986, as amended.

         1.6 Committee means the Committee appointed by the respective Board to administer this Plan. Any function exercisable by such Committee may also be exercised by the Board.

         1.7 Earnings means only the annual rate of salary (base cash compensation) payable to the Participant by Southwest and any Affiliates of the Bank, and shall not include overtime, bonus, commissions, or any non-cash amounts (including amounts attributable to stock options). Earnings shall not be reduced by amounts excluded from gross income under Sections 125, 402(a)(8) or 402(h) or limited as provided under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Code").

         1.8      Effective Date means June 24, 1993.

         1.9      Good Reason shall mean:

                  (a) a reduction in Participant's Earnings in effect immediately prior to a Change in Control or as increased thereafter;

                  (b) the assignment of Participant without Participant's consent to (i) a location outside of the metropolitan statistical area ("MSA") in which such Participant was assigned at the date of the Change in Control, or
                           (ii) if Participant was not assigned in an MSA at such date, a location more than 75 miles from the location to which Participant was assigned at the date of the Change in Control;

                  (c) a material reduction in the authority or responsibility that Participant had immediately prior to the Change in Control; or

                  (d) a material reduction in the level of incentive compensation or benefits of a Participant from those in effect immediately prior to a Change in Control except such reductions as are applicable to all employees or key executives generally and which do not have a disproportionate effect on Participant.

         1.10 Participant means an employee of a Southwest Company selected for participation in the Plan by the Board or Committee.

         1.11 Plan means this Amended and Restated Severance Compensation Plan and amendments hereto.

         1.12 Principal Employer means the Southwest Company that provided the majority of earnings to a Participant during the twelve months prior to a Qualifying Termination of Service, Termination for Cause, or request for arbitration, as the case may be, and any successor thereto that is a Southwest Company.

         1.13     Qualifying Termination of Service means either:

                  (a) a Participant's involuntary termination of employment with the Bank and its subsidiaries or their successors; or


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                  (b)      a Participant's voluntary termination of employment
                           with the Bank and its subsidiaries for Good Reason,

                  in either case within two (2) years following the first Change in Control occurring after the Effective Date. Qualifying Termination of Service does not include any change in the Participant's employment status due to disability or death or a Termination for Cause.

         1.14 SNB-Stillwater means Stillwater National Bank and Trust Company and any successor corporation.

         1.15 SNB-Wichita means SNB Bank of Wichita and any successor corporation.

         1.16 Southwest means Southwest Bancorp, Inc., and any successor corporation.

         1.17 Southwest Company means Southwest Bancorp, Inc. or any of its Affiliates.

         1.18 Termination for Cause means a Participant's termination of employment with any Southwest Company because of:

                  (a) the continued failure by the Participant to devote reasonable time and effort to the performance of Participant's duties (other than a failure resulting from the Participant's incapacity due to physical or mental illness) after written demand for improved performance has been delivered to the employee by the Participant's Principal Employer which specifically identifies:

                           (i)      how the Participant has not devoted
                                    reasonable time and effort to the
                                    performance of Participant's duties; or

                           (ii) the willful engaging by Participant in misconduct that is materially injurious to any Southwest Company, monetarily or otherwise; or

                           (iii) the Participant's ineligibility for coverage under a banker's blanket bond policy maintained on or on behalf of any Southwest Company that is a depository institution.

                  Unless such acts caused the Participant to be ineligible for coverage under a banker's blanket bond policy, a Termination for Cause shall not include a termination attributable to: (i) bad judgment or negligence on the part of the Participant other than habitual negligence; or (ii) an act or omission believed by the Participant in good faith to have been in or not opposed to the best interests of the Southwest Companies and reasonably believed by the Participant to be lawful; or
                  (iii) the good faith conduct of a Participant in connection with a Change in Control (including Participant's opposition to or support of the Change in Control).

                                   ARTICLE II
                                    BENEFITS

         2.1 Designation or Participants. The Participants shall be those employees of Southwest or its Affiliates listed on Exhibit A and others designated by the Board or the Committee from time to time as Participants in the Plan.

         2.2      Severance Compensation.

                  (a) Upon the Qualifying Termination of Service of any Participant, the terminated Participant shall be entitled to severance compensation equal to the percentage of the Participant's Annual Earnings designated on Exhibit A or by the Board or the Committee at the time the employee is selected for participation in the Plan, but in no event greater than 150% of a Participant's Annual Earnings or the amount which would be deductible by the Southwest Companies under Code Section 280(G), after taking into consideration all payments to such Participant covered by such section. The Severance Compensation shall be paid to the Participant by its Principal Employer in a single, lump sum payment promptly after Participant's Qualifying Termination of Service. All payments of severance benefits shall be reduced by the amount of applicable Federal, State, and local withholding taxes, and FICA and FUTA taxes.


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                  (b)       If the Principal Employer of a Participant
                            designated by the Board or the Committee has not executed this Plan, any obligation to that Participant under this Plan not paid by Affiliates of Southwest shall be paid by Southwest.

         2.3 No Funding or Payments. All compensation due a Participant under this Plan is unfunded and unsecured and is payable out of general funds of the respective Southwest Company or Companies.

         2.4 Timing of Payments. If severance compensation is not paid within thirty (30) days of the Qualifying Termination of Service, there shall be paid, in addition to such amount, interest on the amount due at a rate of 5% in excess of the prime rate as published in the Wall Street Journal-Southwest Edition from time to time (or at the highest of such rates if a range is published) from the date which is thirty (30) days following the Qualifying Termination of Service to the date of payment.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

         3.1 Plan Administration. The general administration of this Plan shall be the responsibility of the Committee. The good faith determination of the Committee with respect to the administration of this Plan shall be final and conclusive.

         3.2 No Guarantee of Employment. Nothing contained herein shall be construed as a contract of employment or be deemed to give any Participant the right to be retained in the employ of any Southwest Company, or to interfere with the rights of any such employer to discharge any individual at any time, with or without cause. No severance compensation shall be payable hereunder as a result of any termination of employment occurring prior to a Change in Control.

         3.3 Amendment and Termination. The Board may at any time, or from time to time, amend this Plan in any respect or terminate this Plan without restriction and without consent of any Participant or beneficiary, provided, that any such amendment or termination shall not impair the rights of any Participant hereunder without the consent of such Participant. Once a Participant has been selected by the Board, this Plan shall constitute a contract between the Participant and the Southwest Company or Companies that employed participant at the later of the date of such selection or the Participant's first day of employment thereafter by a Southwest Company.

         3.4 Non-Alienation of Benefits. No benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, except to the extent required by applicable law, no such benefit shall be subject to legal process or attachment for the payment of any claims of a creditor of a Participant.

         3.5 Payment to Representatives. If any Participant dies after a Qualifying Termination of Service and before receipt of payment hereunder, the severance compensation otherwise due to such Participant shall be payable to Participant's estate. If any individual entitled to receive any benefits hereunder is determined by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such persons as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.


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         3.6      Governing Law. The provisions of this Plan shall be construed under the laws of the State of Oklahoma except as preempted by federal law.

         3.7 Titles and Headings. The titles to articles and headings of sections of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

         3.8 Legality. No Southwest Company shall have any obligation to make any payments under this plan to the extent such payments would be in violation of Section 18(k)(j) of the Federal Deposit Insurance Act or any other law or regulation directly applicable to the Southwest Company.

         3.9 Resolution or Disputes. Any dispute between a Participant or a Southwest Company or any successor, shall be first submitted to mediation under the Commercial Mediation Rules of the American Arbitration Association, which may be initiated by a written request by Participant or the Participant's Principal Employer. If such dispute is not resolved within sixty days of the written request for mediation, it shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In connection with such mediation and arbitration, the following rules shall apply:

                  (a) Any mediation shall be held in the city in which the Participant resides at the time of Submission to mediation;

                  (b) Any mediation or arbitration shall be conducted by a single person who shall serve as both mediator and arbitrator; and

                  (c) The costs of any mediation and arbitration shall be borne by the Principal Employer or, if the Principal Employer of a Participant designated by the Board or the Committee has not executed this Plan, any obligation to that Participant under this Plan for such costs not paid by Affiliates of Southwest shall be paid by Southwest.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this 26th day of August, 2004.

Attest: [seal]                        SOUTHWEST BANCORP, INC.


By: /s/Kerby E. Crowell               By: /s/Rick Green
    -------------------                   -------------
    Secretary                         President and Chief Executive Officer


                                      STILLWATER NATIONAL BANK AND
Attest: [seal]                        AND TRUST COMPANY


By: /s/Kerby E. Crowell               By: /s/Rick Green
    -------------------                   -------------
    Secretary                             President and Chief Executive Officer


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                                    EXHIBIT A

                                      Severance Compensation Expressed
Participants                          as a Percentage of Annual Earnings

Kerby E. Crowell                      200%

Rick J. Green                         300%

Steven N. Hadley                      100%

Rex Horning                           100%

Jerry Lanier                          200%

Leonard M. McLaughlin                 100%

Steve M. Peterson                     100%

Joseph P. Root                        100%

Kimberly G. Sinclair                  100%

[omitted]

Charles Westerheide                   100%

David L. York                         100%

[omitted]

[omitted]

[omitted]

[omitted]
                                      * * *
Pursuant to Resolution of the
Board of Directors

Date: February 24, 2005
      -----------------

Attest: [seal]                        SOUTHWEST BANCORP, INC.

By: /s/ Kerby E. Crowell              By: /s/Rick Green
    --------------------                  -------------
    Secretary                             President and Chief Executive Officer

                                      STILLWATER NATIONAL BANK AND
Attest: [seal]                        AND TRUST COMPANY


By: /s/ Kerby E. Crowell              By: /s/Rick Green
    --------------------                  ------------
    Secretary                             President and Chief Executive Officer


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